Exhibit 99.1

Byline Bancorp Announces Authorization of Stock Repurchase Program

Chicago, IL, November 1, 2019 – Byline Bancorp, Inc. (NYSE: BY) announced today that its Board of Directors has approved a stock repurchase program that authorizes the Company to repurchase up to 1.25 million shares of the Company’s outstanding common stock. The shares authorized to be repurchased represent approximately 3.3% of the Company’s currently outstanding common stock.  The program will be in effect until December 31, 2020, unless earlier terminated.

“We continue to be optimistic about our opportunities to execute on our organic and acquisitive growth strategies in the coming years and further enhance the value of our franchise,” said Alberto Paracchini, President and Chief Executive Officer of Byline Bancorp.  “We believe the stock repurchase program authorized by our Board of Directors will enhance our ability to efficiently manage our capital and provide another tool for creating value for our shareholders.”

Under the newly authorized program, the shares may, at the discretion of management, be repurchased from time to time in open market purchases as market conditions warrant or in privately negotiated transactions, including pursuant to a Rule 10b5-1 plan, all as effected to the extent permitted by applicable law, including pursuant to the safe harbor provided under Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The Company is not obligated to purchase any shares under the program, and the program may be discontinued at any time. The actual timing, number and share price of shares purchased under the repurchase program will be determined by the Company at its discretion and will depend on a number of factors, including the market price of the Company’s stock, general market and economic conditions and applicable legal requirements.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $5.4 billion in assets and operates more than 60 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements reflect various assumptions and involve elements of subjective judgement and analysis which may or may not prove to be correct and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

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Contacts:

Media Investors

Erin O’Neill Tony Rossi

Director of Marketing, Byline Bank Financial Profiles, Inc.

eoneill@bylinebank.comBYIR@bylinebank.com

773.475.2901310.622.8221

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